Exhibit 10.11

                AGREEMENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT
                                (August 31, 1995)


         THIS AGREEMENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is made and entered into as of August 31, 1995 by and among ALLWASTE, INC. (the "COMPANY"), a Delaware corporation, EACH OF THE FINANCIAL INSTITUTIONS SIGNATORY HERETO (individually, a "BANK" and collectively, the "BANKS"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association acting as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT"), and NATIONSBANK OF TEXAS, N.A., a national banking association, as co-agent under the Credit Agreement (as defined hereinafter) (in such capacity, the "CO-AGENT").

RECITALS:

         A. The Company, the Agent and the Banks have entered into a Credit Agreement dated as of November 30, 1993 (which such Credit Agreement, as the same may have heretofore been amended, modified, supplemented and restated from time to time, is hereinafter called the "CREDIT AGREEMENT").

         B. The Company, the Agent, the Co-Agent and the Banks now desire to amend the Credit Agreement in certain respects as provided hereinbelow.

AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto do hereby agree as follows:

         1. COMMITMENTS; ISSUANCE OF NEW NOTES. The Commitment of each Bank is hereby amended to be the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment," subject to any reduction in such Commitment pursuant to Section 2.2 of the Credit Agreement. The Company agrees that simultaneously with its execution and delivery of this Amendment, it will issue new Notes to each of the Banks in the face amount of each such Bank's new Commitment.

         2. PARTICIPATIONS IN LETTERS OF CREDIT. As of the date hereof, TCB is deemed, without further action by any Bank, to have purchased from each of the Banks other than TCB, and such other Banks are deemed, without further action by any Bank, to have sold to TCB all participations which each of such other Banks may have in any Participation Letter of Credit which are outstanding as of the date of this Amendment and all related Letter of Credit Exposure Amount outstanding on the date hereof under the terms of the Credit Agreement, and TCB is deemed, without further action by any Bank, to have sold immediately thereafter to each Bank other than TCB, and each such other Bank is deemed, without further action by any Bank, to have purchased from TCB, a participation to the extent of each such other Bank's Commitment Percentage in all of such Participation Letters of Credit and all of such Letter of Credit Exposure Amount on the date of this Amendment.

         3. APPLICABLE MARGIN AMENDED. The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  APPLICABLE MARGIN shall mean with respect to any Loan:

         (a)      beginning with June 20, 1995, on any day occurring on or after
                  (1) June 20 of any calendar year but prior to September 20 of such calendar year, the applicable per annum percentage corresponding to the Funded Indebtedness to EBITDA Ratio determined as of the immediately preceding February 28, (2) September 20 of any calendar year but prior to December 20 of such calendar year, the applicable per annum percentage corresponding to the Funded Indebtedness to EBITDA Ratio determined as of the immediately preceding May 31, (3) December 20 of any calendar year but prior to March 20 of the immediately succeeding calendar year, the applicable per annum percentage corresponding to the Funded Indebtedness to EBITDA Ratio determined as of the immediately preceding August 31, or
                  (4) March 20 of any calendar year but prior to June 20 of such calendar year, the applicable per annum percentage corresponding to the Funded Indebtedness to EBITDA Ratio determined as of the immediately preceding November 30, as provided below:

         (i)      from the date hereof to, but not including, the Termination
                  Date:





                                                                    Per Annum
                                     Per Annum        Per Annum     Percentage
                                     Percentage       Percentage   For Alternate
Funded Indebtedness                 For Eurodollar    For Cd Rate    Base Rate
To EBITDA Ratio                     Rate Borrowings   Borrowings     Borrowings
- ---------------                     ---------------   ----------     ----------
150% or less                               0.750%       0.875%           0.000%
Greater than 150% but less than 200%       0.875%       1.000%           0.000%
200% or greater but less than 250%         1.000%       1.125%           0.000%
250% or greater but less than 300%         1.250%       1.375%           0.250%
300% or greater                            1.500%       1.625%           0.500%


          (ii)     on the Termination Date and at all times thereafter:

150% or less                               1.000%       1.125%           0.000%
Greater than 150% but less than 200%       1.125%       1.250%           0.125%
200% or greater but less than 250%         1.250%       1.375%           0.250%
250% or greater but less than 300%         1.500%       1.625%           0.500%
300% or greater                            1.750%       1.875%           0.750%"

                                      -2-

         4. ARI; DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "ARI," which shall be and read as follows:

         "ARI shall mean Allwaste Recycling, Inc., a Delaware corporation."

         5. ARI GUARANTY; DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "ARI Guaranty," which shall be and read as follows:

         "ARI GUARANTY shall mean a guaranty in favor of NationsBank of Texas, N.A., executed by the Company in connection with the ARI Stock Sale, guaranteeing a loan in a amount of approximately $1,500,000 from NationsBank of Texas, N.A., to the ARI Management Business Entity in connection with the ARI Stock Sale."

         6. ARI LOANS AND INVESTMENTS; DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "ARI Loans and Investments," which shall be and read as follows:

         "ARI LOANS AND INVESTMENTS shall mean any and all non-cash consideration received by the Company in connection with the ARI Stock Sale."

         7. ARI MANAGEMENT BUSINESS ENTITY; DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "ARI Management Business Entity," which shall be and read as follows:

         "ARI MANAGEMENT BUSINESS ENTITY shall mean the Business Entity owned, directly or indirectly, by certain members of the management group of ARI, such Business Entity is acquiring Stock of ARI in connection with the ARI Sale."

         8. ARI SALE DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "ARI Sale," which shall be and read as follows:

         "ARI SALE shall mean a sale, directly or indirectly, to Equus II Incorporated and the ARI Management Business Entity by the Company of the Stock of ARI."

         9. CERTAIN DEFINITIONS DELETED. Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definitions of "Adjusted Net Income", "Cash Flow Ratio", "Current Maturities" and "Revolving Portion."

         10. CASH FLOW DEFINITION AMENDED. The definition of "Cash Flow" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         "CASH FLOW shall mean, as to a particular Person and for any period for which Cash Flow is calculated, (a) the sum of (1) Net Income of such Person for such period before taxes (calculated after excluding any gain or loss attributable to Discontinued Operations as of such day), PLUS (2) depreciation, depletion, obsolescence and amortization of Property of such Person determined in accordance with Generally Accepted Accounting Principles (calculated after excluding any depreciation, depletion, obsolescence and amortization applicable to Discontinued Operations as of such day) for such period, PLUS (3) interest expense of such Person for such period, all determined in accordance with Generally Accepted Accounting Principles (calculated after excluding any interest expense paid in connection with Discontinued Operations as of such day), PLUS (4) if the Cash Flow of the Company and its Subsidiaries is being calculated for any Rolling Four Quarters which includes the Company's last fiscal quarter of its 1995 fiscal year and/or the first fiscal quarter of its 1996 fiscal year, the amount (not to exceed in the aggregate during both such fiscal quarters $17,500,000) of any discretionary charges and/or reserves against income taken by the Company and its Subsidiaries during such fiscal quarters, LESS (b) cash taxes paid by such Person during such period (calculated after excluding any cash taxes paid in connection with Discontinued Operations as of such day). Cash Flow shall be determined on a consolidated basis."

         11. EXTENSION REQUEST PERIODS AMENDED. The definition of "Extension Request Periods" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         "EXTENSION REQUEST PERIODS shall mean (a) the period from and including November 30, 1996 through and including December 15, 1996 and (b) the period from and including November 30, 1997 through and including December 15, 1997."

         12. FIXED CHARGE COVERAGE RATIO DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "Fixed Charge Coverage Ratio" which shall be and read as follows:

         "FIXED CHARGE COVERAGE RATIO shall mean, as of any day that the Fixed Charge Coverage Ratio is calculated, the ratio of (a) Cash Flow for the Rolling Four Quarters as of such day PLUS Operating Lease Expense during such Rolling Four Quarters TO (b) the sum of (i) required amortization on Funded Indebtedness during such Rolling Four Quarters, (ii) interest expense on all borrowed Indebtedness during such Rolling Four Quarters (calculated after excluding any interest expense paid in connection with Discontinued Operations), (iii) sixty percent (60%) of expenditures for fixed or capital assets made during such Rolling Four Quarters, (iv) cash preferred dividends paid during such Rolling Four Quarters, and (v) Operating Lease Expense during such Rolling Four Quarters, all determined on a consolidated basis."

         13. MATURITY DATE EXTENDED. The definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         "MATURITY DATE shall mean the earlier of (a) January 31, 2003 (as said date may be extended pursuant to the Extension Approval) and (b) the date specified by the Agent pursuant to SECTION 7.1 hereof."

         14. NET WORTH FLOOR ADJUSTMENT AMENDED. The definition of "Net Worth Floor Adjustment" is hereby amended in its entirety to be and read as follows:

                  "NET WORTH FLOOR ADJUSTMENT shall mean an amount equal to, on any day, THE SUM OF (a) fifty percent (50%) of the aggregate of Net Income during each of the fiscal years of the Company from and including the fiscal year ending August 31, 1996 through and including the fiscal year ending on or immediately prior to the fiscal year in which such day occurs PLUS (b) the aggregate of all equity added to the consolidated balance sheet of the Company and its Subsidiaries (including all equity resulting from Persons by converting Indebtedness of the Company owed to such Persons into Stock), from August 31, 1995 through and including such day, in accordance with Generally Accepted Accounting Principles; PROVIDED, that in determining the amount of equity so added neither the purchase nor any subsequent reissuance of any treasury stock shall be included PLUS (c) the amount of any after tax gain (determined in accordance with Generally Accepted Accounting Principles) resulting from the ARI Sale, which such gain occurs during the first fiscal quarter of the Company's 1996 fiscal year."

         15. OPERATING LEASE EXPENSE DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "Operating Lease Expense" which shall be and read as follows:

         "OPERATING LEASE EXPENSE shall mean, as to any Person and for any period, payments under operating leases with an original term of 12 months or longer related to revenue producing Equipment (but including all vehicles) by such Person during such period."

         16. RESOURCE RECOVERY LETTER OF CREDIT DEFINITION ADDED. Section 1.1 of the Credit Agreement is hereby amended by adding thereto a definition for "Resource Recovery Letter of Credit" which shall be and read as follows:
"RESOURCE RECOVERY LETTER OF CREDIT shall mean that certain Letter of Credit (L.C. No. I454627) dated as of August 10, 1995 in the face amount of $4,215,833.33 issued or to be issued for the benefit of Bank One, Arizona, NA, as trustee for the holders of the issued $4,000,000 Industrial Development Revenue Bonds (Resource Recovery Techniques of Arizona, Inc. Project), Series 1995, for the account of the Company and on behalf of Resource Recovery Techniques of Arizona, Inc., an Arizona corporation."

         17. TERMINATION DATE EXTENDED. The definition of "Termination Date" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         "TERMINATION DATE shall mean the earlier of (a) January 31, 1999 (as said date may be extended pursuant to an Extension Approval), (b) the date the Company terminates the Commitment pursuant to SECTION 2.2 hereof and (c) the date specified by the Agent pursuant to SECTION 7.1 hereof."

         18. COMMITMENT FEE REDUCED. The first sentence of Section 2.2 of the Credit Agreement is hereby amended by deleting the phrase "three-eighths of one percent (3/8%)" where it appears therein and substituting therefor the phrase "one-fourth of one percent (1/4%)."

         19. FRONTING FEE REDUCED. The last sentence of the first paragraph of
Section 2.4(b) of the Credit Agreement is hereby amended by deleting therefrom the phrase "one-eighth of one percent (1/8%)" and substituting therefor the phrase "one-tenth of one percent (1/10%)."

         20. AMENDMENT FEE PROVISIONS AMENDED. Section 2.16 of the Credit Agreement is hereby amended by deleting therefrom the amount "$3,000" where it appears therein and substituting therefor the amount "$1,000." In addition,
Section 2.16 of the Credit Agreement is hereby amended by deleting therefrom the phrase "(including a waiver of any violation of capital expenditure limits imposed from time to time pursuant to SECTION 6.14 hereof)" wherever it appears therein. Notwithstanding the foregoing, with respect to this Amendment, only, the amendment fee to be paid by the Company to each Bank which was a party to the Credit Agreement prior to the date of this Amendment shall each be paid by the Company simultaneously with the execution and delivery of this Amendment, an amendment fee of $10,000. No Bank becoming a party to the Credit Agreement on the date hereof shall be entitled to any amendment fee to be paid in connection with this Amendment.

         21. FINANCIAL TESTS AMENDED. Section 5.3 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                           "5.3 FINANCIAL TESTS . (a) Have at all times a QUICK
                  RATIO of not less than 1.00 to 1.00; (b) have at all times a NET WORTH equal to (1) the Net Worth of the Company and its Subsidiaries on a consolidated basis as reflected on the Company's 1995 Annual Audited Financial Statements LESS (2) $10,000,000 LESS (3) the amount of any discretionary charges and/or reserves against income taken by the Company and its Subsidiaries during the first fiscal quarter of its 1996 fiscal year, such amount not to exceed $17,500,000 less the amount of any discretionary charges and/or reserves against income taken by the Company and its Subsidiaries during the fourth fiscal quarter of its 1995 fiscal year PLUS (4) the Net Worth Floor Adjustment; (c) have at all times a FIXED CHARGE COVERAGE RATIO of not less than 1.10 to 1.00; (d) have at all times a FUNDED INDEBTEDNESS TO EBITDA RATIO of not more than
                  3.25 to 1.00, and (e) have an INTEREST COVERAGE RATIO at all times not less than 4.50 to 1.00."

         22. PERMITTED INDEBTEDNESS PROVISIONS AMENDED. Section 6.1 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

                  "6.1 INDEBTEDNESS. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, EXCEPT the following:

                  "(a) Indebtedness to the Banks and the Agent pursuant hereto;

                  "(b) in addition to and cumulative of any other Indebtedness permitted in this SECTION 6, in the case of the Company, ONLY, Unsecured Borrowed Debt (subject to the limitations set forth in SECTION 6.1 [L] below);

                  "(c) Indebtedness secured by Liens permitted by SECTION 6.2 hereof;

                  "(d) in addition to and cumulative of any other Indebtedness of the Company's Subsidiaries permitted in this SECTION 6, Indebtedness of the Company's Subsidiaries (including guaranties, endorsements, letters of credit for the benefit of third parties and other contingent liabilities) not in excess at any time of ten percent (10%) of the Net Worth of the Company and its Subsidiaries on a consolidated basis as of such time;

                  "(e) current accounts payable and unsecured liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Company or any of its Subsidiaries in the ordinary course of its business;

                  "(f) agreements of intent to acquire a Person issued by the Company or any of its Subsidiaries in anticipation of acquiring such Person if such acquisition is permitted under the terms and conditions of this Amendment;

                  "(g) the Indebtedness of any Subsidiary of the Company to the Company or any of the Company's other Subsidiaries or the Company to any of its Subsidiaries, in each case, as permitted in SECTION 6.7(G) of this Amendment; PROVIDED, that, upon the occurrence of a Default and so long as the same shall be continuing, none of such Indebtedness owed by the Company or any other Subsidiary which is also a Guarantor to a Non-Guaranteeing Subsidiary as of such time may be repaid and no new extensions of credit shall be made by any Guarantor to the Company or a Non-Guaranteeing Subsidiary as of such time, unless such Indebtedness was incurred in the normal course of the borrowing Person's business;

                  "(h) guarantees by the Company or any of its Subsidiaries of the Indebtedness of any of their respective Subsidiaries permitted to be incurred, created or existing pursuant to this SECTION 6.1, PROVIDED, that such guarantees are not directly secured by any Liens;

                  "(i) the Subordinated Indebtedness;

                  "(j) current and deferred taxes;

                  "(k) contingent liabilities under surety bonds;

                  "(l) Alternative Facilities Advances, PROVIDED, that the Alternative Facilities Advances do not exceed at any time the Aggregate Unused Commitment as of such time;

                  "(m) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, accrued liabilities related to insurance plans of the Company or any of its Subsidiaries not the result of borrowings;

                  "(n) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, Rate Hedging Obligations arising under Rate Hedging Agreements which have been approved in advance in writing by the Majority Banks in their sole and absolute discretion, PROVIDED that the Rate Hedging Agreements which give rise to such Rate Hedging Obligations are entered into solely for the hedging of the Company's ongoing business operations, and

                  "(o) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, other Indebtedness (including guaranties, endorsements, the Resource Recovery Letter of Credit, other letters of credit for the benefit of third parties and other contingent liabilities) of the Company not to exceed at any time ten percent (10%) of the Net Worth of the Company and its Subsidiaries determined on a consolidated basis as of such time.

                  "(r) in addition to and cumulative of Indebtedness described elsewhere in this SECTION 6.1, Indebtedness of the Company arising in connection with the ARI Guaranty."

         "The Company, the Agent, the Co-Agent, the Banks and each Guarantor (by its execution of a Guaranty or a Joinder Agreement) agree that, notwithstanding anything contained in this SECTION 6.1, in SECTION 6.7(G) or in any other provision contained in this Amendment which may appear to be to the contrary, any and all Indebtedness of (i) the Company or any of its Subsidiaries from time to time owed to any other Subsidiary of the Company or of (ii) any Subsidiary of the Company from time to time owed to the Company (together with any and all Liens from time to time securing the same as permitted by SECTION 6.7[G] hereof) is hereby made and at all times hereafter shall be inferior and subordinate in all respects to the Indebtedness from time to time owing to the Agent, the Co-Agent or any Bank pursuant hereto and to any Lien from time to time hereafter securing any of such Indebtedness pursuant to the terms hereof."

         23. RESTRICTIONS ON ACQUISITIONS AMENDED. Section 6.4(f) of the Credit Agreement is hereby amended by deleting therefrom the amount "$20,000,000" where it appears therein and substituting therefor the amount "$30,000,000." In addition, Section 6.4(z) is hereby amended by deleting therefrom the phrase "six percent (6%)" where it appears therein and substituting therefor the phrase "eight percent (8%)."

         24. PERMITTED LOANS AND INVESTMENTS AMENDED. Section 6.7 of the Credit Agreement is hereby amended in its entirety to be and read as follows:

         "6.7 LOANS AND INVESTMENTS. Make, directly or indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

                  "(a) Stock of any Subsidiary;

                  "(b) Permitted Investment Securities;

                  "(c) Stock received in the settlement of debts (created in the ordinary course of business);

                  "(d) travel advances in the ordinary course of business to officers and employees;

                  "(e)  the ARI Loans and Investments;

                  "(f) customer obligations and receivables owing to the Company and arising out of sales or leases made or the rendering of services by the Company in the ordinary course of business;

                  "(g) so long as no Default shall have occurred and is then continuing, and subject to the terms of SECTION 6.2 hereof, loans by the Company or any of its Subsidiaries to any of their respective Subsidiaries;

                  "(h) so long as no Event of Default has occurred and is continuing, loans to any Person which is not a Subsidiary of the Company or of any of the Company's Subsidiaries; PROVIDED, that the aggregate of all of such loans does not exceed at any time ten percent (10%) of the Net Worth of the Company and its Subsidiaries on a consolidated basis as of such time.

                  "(i) so long as no Event of Default has occurred and is continuing, Investments in any Person which is not a Subsidiary of the Company or of any of the Company's Subsidiaries; PROVIDED, that the aggregate of all of such Investments does not exceed at any time ten percent (10%) of the Net Worth of the Company and its Subsidiaries on a consolidated basis as of such time.

                  "(j) so long as no Event of Default has occurred and is continuing, issued and outstanding Stock of the Company and Subordinated Indebtedness, provided, that the aggregate thereof does not exceed $10,000,000 on a consolidated basis during the period from and including August 31, 1995, and ending on the termination of this Agreement."

         25. CROSS-REFERENCES AMENDED. The reference to Section 6.7(h) and (j) contained in Section 5.9 of the Credit Agreement is hereby amended to be and refer to Section 6.7(j) of the Credit Agreement. The reference to Section 6.7(i) contained in Section 6.12(a) of the Credit Agreement is hereby amended to be and refer to Section 6.7(j) of the Credit Agreement.

         26. CAPITAL EXPENDITURES RESTRICTIONS DELETED. The Credit Agreement is hereby amended by deleting therefrom all of Section 6.14 thereof and renumbering Section "6.15" of the Credit Agreement as Section "6.14."

         27. NON-GUARANTEEING SUBSIDIARY REPRESENTATIONS. The Company hereby warrants and represents to the Agent, the Co-Agent and the Banks that all of the Company's Subsidiaries which are Foreign Subsidiaries or Partially Owned Subsidiaries as of the date of this Amendment which have not executed either a Guaranty or a Joinder Agreement are identified as such on SCHEDULE I attached hereto. The aggregate of the Net Income before taxes for the Rolling Four Quarters as of the date hereof of all of the Non-Guaranteeing Subsidiaries does not exceed as of the date hereof twenty percent (20%) of the Net Income before taxes of the Company and its Subsidiaries on a consolidated basis for such Rolling Four Quarters, nor does the aggregate of the Net Book Value of the assets of such Subsidiaries exceed twenty percent (20%) of the Net Book Value of the assets of the Company and its Subsidiaries on a consolidated basis as of the date hereof. All of the Dormant Subsidiaries are designated as such on SCHEDULE I attached hereto.

         28. DELIVERY OF CERTIFICATES OF EXISTENCE, GOOD STANDING, ETC. With respect to each Guarantor, the Company hereby agrees to deliver to the Agent, within thirty (30) days after the date hereof, certificates from the appropriate public officials of each of the states where such Guarantor is incorporated and conducts its business as to the continued existence, good standing and authority to do business in those states.

         29. EXHIBITS AMENDED. The Credit Agreement is hereby amended by deleting therefrom Exhibit B and substituting therefor a new Exhibit B, in the form of EXHIBIT A hereto.

         30. TREASURER AND SENIOR VICE-PRESIDENTS CAN SIGN. The Credit Agreement is hereby amended so as to provide that any and all certificates, requests, notices and statements required or permitted to be executed by the Chairman, President, chief operating officer, chief financial officer or chief accounting officer of the Company may, in addition, be executed by the Treasurer and any Senior Vice-President of the Company.

         31. CONDITIONS. No part of this Amendment shall become effective until the Company shall have delivered (or shall have caused to be delivered) to the Agent each of the following, in Proper Form:



         (a)      the new Notes, executed by the Company;

         (b) a Master Assignment and Acceptance Agreement, executed by the Company and all of the Banks and Citibank, N.A.;

         (c) a certificate from the Secretary of State or other appropriate public official of the State of Delaware as to the continued existence and good standing of the Company in the State of Delaware;

         (d) a certificate from the Secretary of State or other appropriate public official of the State of Texas as to the qualification of the Company to do business in the State of Texas;

         (e) a certificate from the Office of the Comptroller of the State of Texas as to the good standing of the Company in the State of Texas;

         (f) a legal opinion from the general counsel for the Company and the Current Guarantors acceptable to the Agent in its sole and absolute discretion; and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel for the Agent and respective counsel for each of the Banks;

         (g) certificates dated as of the date hereof of the Secretary or any Assistant Secretary of the Company and each of the Guarantors as of the date hereof, and such other documents and information as the Banks may request;

         (h) a Consent, in Proper Form, executed by of all of the Guarantors to the execution and delivery of this Amendment and such other related matters as the Banks may reasonably require;

         (i) a Notice of Entire Agreement, DTPA Waiver and Release of Claims executed by the Company and each of the Guarantors as of the date hereof, and

         (j) the amendment fee payable to each Bank a party to the Credit Agreement prior to the date hereof in the amount of $10,000 each, in accordance with the provisions of SECTION 19 hereof.


         32. REPRESENTATIONS TRUE; NO DEFAULT. The Company represents and warrants that the representations and warranties contained in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date. The Company hereby certifies that no Default or Event of Default under the Credit Agreement or any of the other Loan Documents has occurred and is continuing as of the date hereof.

         33. RATIFICATION. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect. In the event of any conflict between this Amendment and the Credit Agreement or any of the other Loan Documents (or any earlier modification of any of them), this Amendment shall control. The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

         34. DEFINITIONS AND REFERENCES. Terms used herein which are defined in the Credit Agreement or in the other Loan Documents shall have the meanings therein ascribed to them. The term "Credit Agreement" as used in the Credit Agreement, the other Loan Documents or any other instrument, document or writing furnished to the Agent, the Co-Agent or any of the Banks by the Company shall mean the Credit Agreement as hereby amended.

         35. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, the Co-Agent and their respective successors, assigns, receivers and trustees (provided, however, that the Company shall not assign its rights hereunder without the prior written consent of the Agent); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement; and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

         IN WITNESS WHEREOF, the Company, the Banks, the Agent and the Co-Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date which first appears hereinabove.

                                                         ALLWASTE, INC.,
                                                         a Delaware corporation



                                                         By:___________________
                                                             Darren B. Miller,
                                                             Treasurer


ATTEST:


_____________________________
William L. Fiedler, Secretary


Attachments:

EXHIBIT A  - Officer's Certificate
               (Exhibit B to Credit Agreement)
SCHEDULE I - Non-guaranteeing Subsidiaries
                and Dormant Subsidiaries

Commitment: $40,000,000                             TEXAS COMMERCE BANK NATIONAL
                                                    ASSOCIATION, a national
                                                    banking association,
                                                    as a Bank and as Agent


                                                    By:  ______________________
                                                         Richard L. Esdorn, III,
                                                         Senior Vice President

Commitment: $30,000,000                             NATIONSBANK OF TEXAS, N.A.,
                                                    a national banking
                                                    association, as a Bank and
                                                    as Co-Agent


                                                    By:   ______________________

                                                    Name: ______________________

                                                    Title:______________________

Commitment: $10,000,000                             BANK OF AMERICA TEXAS, N.A.,
                                                    a national banking
                                                    association



                                                    By: _______________________
                                                         Victor N. Tekell,
                                                         Vice President

Commitment: $15,000,000                             FIRST INTERSTATE BANK OF
                                                    TEXAS, N.A, a national
                                                    banking association

                                                    By:   ______________________

                                                    Name: ______________________

                                                    Title:______________________

Commitment: $15,000,000                             THE BANK OF NOVA SCOTIA


                                                    By:   ______________________

                                                    Name: ______________________

                                                    Title:______________________

Commitment: $20,000,000                             COMERICA BANK - TEXAS, a
                                                    Texas banking association


                                                    By: _______________________
                                                        Mitchell Schulman,
                                                          Vice President

Commitment: $20,000,000                             LTCB TRUST COMPANY, a New
                                                    York Trust Company


                                                    By:   ______________________

                                                    Name: ______________________

                                                    Title:______________________

Commitment: $10,000,000                             ABN AMRO BANK N.V., HOUSTON
                                                    AGENCY



                                                    By:   ______________________

                                                    Name: ______________________

                                                    Title:______________________



                                                    By:   ______________________

                                                    Name: ______________________

                                                    Title:______________________

         EXHIBIT A TO AGREEMENT AND FIFTH AMENDMENT TO CREDIT AGREEMENT
                             OFFICER'S CERTIFICATE

                                Date:____________


[Name and address of Bank
or Agent, as the case may be]

Attention:__________________


         Re: Financial Statements Required under Credit Agreement (as the same may have been amended, modified and restated from time to time, the "CREDIT AGREEMENT") dated as of November 30, 1993, by and among Allwaste, Inc., the financial institutions or party thereto from time to time and Texas Commerce Bank National Association, as Agent

Gentlemen:

         Capitalized words and phrases used herein and not defined herein and defined in the Credit Agreement are used herein with the same meanings as are assigned to them in the Credit Agreement.

         The undersigned hereby certifies, warrants and represents to the addressee named above that:

         1.       He or she is the duly appointed and acting
                  *_____________________ of the Company;

         2. The attached financial statements dated as of ______________ were prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly the financial position of the Company and its Subsidiaries on a consolidated basis as of the date thereof and the results of its operations for the period covered thereby.


________________
* Must be the Chairman, President, chief operating officer, chief financial officer, Treasurer, any Senior Vice-President or chief accounting officer of the Company.




         3. As of the end of the period covered by the attached financial statements:

                  (a)      QUICK RATIO:

                           (i)      Sum of cash, readily
                                    available funds,
                                    Aggregate Unused
                                    Commitment of the Banks
                                    LESS Alternative
                                    Facilities Advances,
                                    and Current Accounts
                                    Receivable of the Company
                                    and its Subsidiaries
                                    on a consolidated
                                    basis:                     $________________

                          (ii)      Current Liabilities of
                                    the Company and its
                                    Subsidiaries on a
                                    consolidated basis:        $________________



                         (iii)      Required Quick Ratio:           1.00 to 1.00


                                   EXHIBIT B

                                     Page 2


                          (iv)      Actual Quick Ratio:             ____ to 1.00

                  b.       NET WORTH:

                           (i)       Net Worth as of August 31,
                                    1995 less $10,000,000:     $_______________


                          (ii)      amount of any discretionary
                                    charges and/or reserves
                                    against income taken in 1996
                                    first fiscal quarter (not to
                                    exceed the difference of
                                    $17,500,000 minus charges
                                    and/or reserves taken in 1995
                                    fourth fiscal quarter):          $__________

                           (iii)    50% of aggregate of Net Income
                                    for 1996 fiscal year and each
                                    completed fiscal year thereafter
                                    [Break out by fiscal year]:      $_________


                                   EXHIBIT B

                           (iv)     aggregate   of  all  equity
                                    added  to  the consolidated
                                    balance  sheet of the  Company
                                    and its  Subsidiaries  after
                                    August 31, 1995 included in the
                                    attached financial statements:   $__________


                           (v)      the  amount of any after tax gain
                                    resulting from the ARI Sale:     $__________

                           (vi)     Required Net Worth
                                    ([i]-[ii]+[iii] +[iv]+[v])       $__________

                           (vii)    Net Worth of the Company and its
                                    Subsidiaries on a consolidated
                                    basis:                           $__________

                  (c)      FIXED CHARGE COVERAGE RATIO:

                           (i)      Cash Flow for the Rolling
                                    Four Quarters:                   $__________

                           (ii)     Operating  Lease Expense
                                    during the Rolling Four
                                    Quarters:                        $__________

                           (iii)    the sum of (i) + (ii)):          $__________

                           (iv)     required amortization on Funded
                                    Indebtedness during the Rolling
                                    Four Quarters:                   $__________


                                   EXHIBIT B

                           (v)      Interest  expense on  borrowed
                                    Indebtedness (exclusive  of
                                    interest expense  paid  in
                                    connection with Discontinued
                                    Operations) for the
                                    Rolling Four Quarters:           $__________

                           (vi)     60% of capital  expenditures
                                    made during the Rolling
                                    Four Quarters:                   $__________

                           (vii)    Cash preferred dividends
                                    paid during Rolling
                                    Four Quarters:                   $__________

                           (viii)   Operating  Lease Expense
                                    during the Rolling
                                    Four Quarters:                   $__________

                           (ix)     sum of (iv) through (viii):      $__________

                           (x)      Required Fixed Charge Coverage
                                    Ratio:                          1.10 to 1.00

                           (xi)     Actual Fixed Charge  Coverage
                                    Ratio (iii) / (viii):           ____ to 1.00

                  (d)      FUNDED INDEBTEDNESS TO EBITDA RATIO:

                           (i)      Funded Indebtedness:             $__________

                           (ii)     Cash Flow for the Rolling
                                    Four Quarters:                   $__________

                           (iii)    Cash taxes paid during
                                    the Rolling Four Quarters:       $__________

                           (iv)     EBITDA for the Rolling Four
                                    Quarters ([ii]+[iii]):           $__________

                           (v)      Required Funded Indebtedness
                                    to EBITDA Ratio:                3.25 to 1.00



                                   EXHIBIT B

                           (vi)     Actual Funded Indebtedness to
                                    EBITDA Ratio for the Rolling
                                    Four Quarters:                  ____ to ____

                  (e)      INTEREST COVERAGE RATIO:

                           (i)      EBITDA for the Rolling
                                    Four Quarters:                   $__________

                           (ii)     Interest Expense for the Rolling
                                    Four Quarters:                   $__________

                           (iii)    Required Interest Coverage
                                    Ratio:                          4.50 to 1.00

                           (iv)     Actual Interest Coverage
                                    Ratio:                          ____ to 1.00

         (4)      Based on 3(d)(v) above:

                  (a)      Applicable Letter of Credit
                           Fee Percentage is:              ____________%;

                  (b)      Applicable  Margin for Eurodollar
                           Rate Borrowings is:              ____________%;

                  (c)      Applicable Margin for CD Rate
                           Borrowings is:                   ___________ %; and

                  (d)      Applicable Margin for Alternate
                           Base Rate Borrowings is:        ____________%.


         (5)      (Check EITHER [a] or [b])

                   [ ] (a)The Company has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached financial statements.

                   [ ] (b)The Company has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement during the period covered by the attached financial statements except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Company has taken or proposes to take with respect thereto.]





Name___________________





                                   EXHIBIT B